UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 18, 2006

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2006, Sherman Wolff was appointed by the Board of Directors of EGL, Inc. (“the Company”) pursuant to the Company’s By-Laws as a director of the Company effective immediately for a term to expire at the next annual meeting of the shareholders of the Company.  Mr. Wolff will serve on the Audit committee of the Company.

Mr. Wolff retired in April 2006 from the position of Executive Vice President and Chief Operating Officer of Health Care Service Corporation, which through its divisions and subsidiaries offers a wide variety of health and life insurance products and related services as Blue Cross Blue Shield of Texas, Illinois, New Mexico and Oklahoma.  Prior to assuming the role of COO in 1999, Mr. Wolff served in various capacities with Health Care Service Corporation since 1991. He is a Fellow of the Society of Actuaries and is a 40 year veteran of the group life, health and welfare insurance field.  Mr. Wolff is a Phi Beta Kappa graduate of the University of Connecticut, where he also taught actuarial science in the graduate program.  Mr. Wolff’s post-graduate work includes studies at the Wharton School of Management, University of Pennsylvania and Indiana University’s Executive Master’s Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 22, 2006

EGL, INC.

By:

/s/ Dana A. Carabin

Dana A. Carabin

Corporate Secretary